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                                                            Exhibit 10.43

                       SEPARATION AND RELEASE AGREEMENT


     Separation and Release Agreement dated as of February 8, 2000, between VitaminShoppe.com, Inc., a Delaware corporation (the "Company"), and Eliot D. Russman, an individual ("Russman").

     The Company and Russman desire to provide for the terms on which Russman's employment by the Company will terminate.

     The parties hereto, intending to be legally bound, hereby agree as follows:

     SECTION 1. TERMINATION. Russman's employment by the Company is terminated, effective as of the date hereof. As a result of that termination, Russman will hold no office or position, and will not be employed by, the Company. Russman agrees and acknowledges that he will no longer serve in the position of Chief Marketing Officer of the Company.

     SECTION 2. SEVERANCE PAYMENTS; OPTIONS.

     2.1 Severance. Russman will receive from the Company the severance payments and benefits to which he is entitled pursuant to the terms of the July 20, 1999 Offer Letter Confirming Russman's Employment with the Company ("the Offer Letter"). The severance payments shall be made monthly for a six-month period, commencing as of January 24, 2000 in full satisfaction of all amounts payable by the Company to Russman under the Offer Letter.

Russman acknowledges and agrees that this Agreement shall be the exclusive basis on which he is entitled to receive any compensation or benefits of any kind from the Company. All payments made by the Company to Russman hereunder shall be subject to all applicable federal and state withholding taxes and Russman will be fully liable and responsible for the payment of all taxes on said payments.

     2.2 Stock Options. In consideration for Russman's entry into this Agreement and the releases given by Russman hereunder, the Company hereby agrees to accelerate to July 24, 2000 the vesting of options to purchase 25,000 shares of the Company's Class A Common Stock at $3.82 per share granted to Russman under the Nonqualified Stock Option Agreement, dated July 1, 1999. Russman acknowledges that all other options and rights to purchase securities of the Company under the Offer Letter, any option agreement with the Company or any other arrangement with the Company remain unvested and lapse as of the date hereof and that he will have no further claim with respect thereto.

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     SECTION 3. OFFICE.

     The Company shall provide Russman with office space for up to three months from the date hereof (or, if earlier, until he should obtain new employment), which shall not be in the Company's premises; provided that the Company shall not be required to pay more than $2,000 per month for such office space.

     SECTION 4. INDEMNIFICATION.

     To the extent permitted by law, the Company shall indemnify Russman with respect to matters arising from his service as an officer or employee of the Company as provided by the Company's Articles of Incorporation and By-Laws as currently in effect.

     SECTION 5. MUTUAL RELEASES.

     (a) In consideration of the acceleration of additional stock options, the other benefits conferred by this agreement and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Russman hereby releases and forever discharges the Company and its subsidiaries, and their respective past, present and future affiliates, stockholders, officers, directors, employees, agents, and controlling persons, and the respective heirs, administrators, successors and assigns of each of the foregoing (each, a "Releasee"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown to him, fixed or contingent, choate or inchoate, which Russman ever had, now has or may have at any time arising out of or relating to Russman's employment with, or status as an officer or employee of, the Company or the termination of such employment or status (or any promise or agreement made or entered into, or any action taken or omitted, in connection with such employment, status or termination), including, but not limited to, those arising under the federal Civil Rights Acts of 1866, 1871, 1964 and 1971, as amended, the Age Discrimination in Employment Act of 1967, as amended by, inter alia, the Older Workers Benefit Protection Act of 1990, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 or any other federal, state or local statute or principle of common law. Russman shall refrain from asserting any matter released hereby against any Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert on its behalf any such matter. Russman shall indemnify and hold harmless each Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorneys' fees), arising directly or indirectly from or in connection with the assertion by or on behalf of Russman of any claim or other matter released pursuant to this paragraph.

Notwithstanding anything contained herein to the contrary, there is and shall be excepted from the within and foregoing release and discharge any and all of the following: any and all of the obligations of the Company under this Agreement; and any and all rights which Russman may have as an owner of Common Stock and/or Options.

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     (b) For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby releases and forever discharges Russman and his heirs, administrators, executors, agents, representatives, successors and assigns (each, a "Russman Releasee"), of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown to the Company, which the Company ever had, now has or may have at any time arising out of or relating to Russman's employment or status as an officer or employee or the termination of such employment or status. The Company shall refrain from asserting any matter released hereby against any Russman Releasee in any manner, including, but not limited to, by way of counterclaim, offset or defense and shall actively resist any effort to assert on its behalf any such matter. The Company shall indemnify and hold harmless each Russman Releasee from and against all losses, liabilities, claims, damages and expenses (including costs of investigation and defense and reasonable attorney's fees), arising directly or indirectly from or in connection with the assertion by or on behalf of the Company of any claim or other matter released pursuant to this paragraph.

     Notwithstanding anything contained herein to the contrary, there is and shall be excepted from the within and foregoing release and discharge any and all of the following: any and all of the obligations of Russman under this Agreement; Russman's obligations under the Non-Competition, Non-Solicitation and Confidentiality Agreement with the Company, dated September 1, 1999.

     SECTION 6. NO DISPARAGEMENT. The Company shall not , directly or indirectly, disparage or impugn the reputation of Russman. Russman shall not, directly or indirectly, disparage or impugn the reputation of the Company, or any of its shareholders, directors, officers, employees or agents. Russman hereby confirms that he does not intend to and shall not, directly or indirectly, make or deliver to the Company any statement for inclusion (or that the Company might be required to include or refer to) in the Company's proxy statement or any filing by the Company with the Securities and Exchange Commission.

     SECTION 7. MISCELLANEOUS.

     7.1 Reimbursement of Business Expenses. Russman shall be reimbursed for all business expenses incurred through January 24, 2000 for which he submits appropriate expense reports in accordance with existing Company policies.

     7.2 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties hereto in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

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     7.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same agreements.

     7.4 Notices. All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery (including delivery by courier), or facsimile transmission, addressed as follows (or to such other addresses as a party may specify as to itself by notice to the other):

                    If to the Company:

                           VitaminShoppe.com, Inc.
                           444 Madison Avenue, Suite 802
                           New York, New York 10022
                           Attention: Ann Sardini
                           Facsimile: 308-6186

                    with copies to:

                           Kaye, Scholer, Fierman, Hays & Handler, LLP
                           425 Park Avenue
                           New York, New York 10022
                           Attention: Nancy Fuchs, Esq.
                           Andrea Christensen, Esq.
                           Facsimile: (212) 836-8689

                    If to the Executive:

                           Eliot D. Russman
                           315 East 68th Street
                           New York, New York 10021
                           Facsimile:

     7.5 Binding Nature of Agreement; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.

     7.6 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms

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hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     7.7 Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the party asserted to have granted such waiver.

     7.8 Confidentiality. Russman shall keep the negotiation and terms of this Agreement confidential and he will not hereafter disclose any information concerning the Company and/or this Agreement to anyone except his attorneys, accountants, tax and financial advisors. The Company shall keep the terms of this Agreement confidential and not hereafter disclose any information concerning this Agreement to anyone except its attorneys, accountants, and tax and financial advisors; except that the Company may make any disclosure regarding the terms of this Agreement (including regarding the amounts payable to Russman and the options accelerated hereunder) that it is advised by counsel is required to be made under the Securities Exchange Act of 1934 (and the rules promulgated thereunder) and any other applicable securities laws, and may file this Agreement as an exhibit to a report filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

     7.9 Independent Judgment; Revocation. Russman enters into this Agreement voluntarily and acknowledges that he has been advised to consult with counsel as to the contents of this Agreement. The Company and Russman have each exercised independent judgment in connection with the negotiation and execution of this Agreement and have not relied on any statement, promise, representation or warranty not expressly set forth in this Agreement. Russman may revoke this Agreement by written notice given to the Company within seven calendar days after the date on which this Agreement is executed by Russman; if so revoked, this Agreement shall be of no effect. Russman hereby waives the benefit of any longer revocation or review period to which he may be entitled under any applicable law.


                                VITAMINSHOPPE.COM, INC.



                                By:  /s/ Ann M. Sardini
                                     ---------------------------------
                                     Name: Ann M. Sardini
                                     Title: Chief Financial Officer, Secretary
                                            and Treasurer

                                     /s/ Eliot Russman
                                     ---------------------------------
                                     Eliot D. Russman

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